                         THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)


                                      Balance at    Additions                            Balance
                                      beginning      charged                             at end
                                       of year      to income    Deductions    Other     of year
                                      ---------     ---------    ----------    -----     -------
                                                                    (A)
Year ended 12/31/01
 Allowance for doubtful accounts      $137,741       $ 55,254     $ 45,140    $          $147,855
 Allowance for returns                 118,522         10,512                             129,034
                                      --------       --------     --------    -------    --------
                                      $256,263         65,766     $ 45,140    $          $276,889
                                      ========       ========     ========    =======    ========


Year ended 12/31/00
 Allowance for doubtful accounts      $125,144       $ 47,589     $ 34,992    $          $137,741
 Allowance for returns                 107,382         11,140                             118,522
                                      --------       --------     --------    -------    --------
                                      $232,526       $ 58,729     $ 34,992    $          $256,263
                                      ========       ========     ========    =======    ========


Year ended 12/31/99
 Allowance for doubtful accounts      $113,639       $ 68,657     $ 57,152    $          $125,144
 Allowance for returns                  98,784          8,598                             107,382
                                      --------       --------     --------    -------    --------
                                      $212,423       $ 77,255     $ 57,152    $          $232,526
                                      ========       ========     ========    =======    ========

(A)      Accounts written off, less recoveries.


                                       20